UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C. 20549



                            FORM 8-K



                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                         April 11, 1997
        Date of Report (Date of earliest event reported)


             MID-AMERICA APARTMENT COMMUNITIES, INC.
       (Exact Name of Registrant as Specified in Charter)



        TENNESSEE                  1-12762                62-1543819
(State of Incorporation)   (Commission File Number) (I.R.S. Employer
                                                     Identification Number)




                  6584 POPLAR AVENUE, SUITE 340
                    MEMPHIS, TENNESSEE 38138
            (Address of principal executive offices)



                         (901) 682-6600
       Registrant's telephone number, including area code





     (Former name or address, if changed since last report)

Item 5.  Other events.
Following notification of the New York Stock Exchange, the following press release was released to the press on March 31, 1997.

Memphis, TN: March 31, 1997. Mid-America Apartment Communities, Inc. (NYSE:MAA) announced today the purchase of the 240-unit Villages of Hartland apartment community in Bowling Green, KY for $4.8 million in cash and assumed debt of $5.5 million. The property was built in 1996, and is presently 95% occupied with an average monthly rent of $577. Villages of Hartland will be managed out of MAA's Nashville regional office, and brings its Kentucky presence to 1,178 apartments.

The Company also announced the acquisition of Westside Creek I, a 142-unit apartment community located in Little Rock, AR for $6.1 million, and the commencement of the management of Westside Creek Phase II, an adjacent 166-unit apartment community. MAA has a contract to purchase Westside Creek Phase II and intends to complete this purchase within six months. Westside Creek Phase I was built in 1984, and is presently 87% occupied with an average rent of $646. This acquisition complements the three properties MAA presently owns in Little Rock, and upon the purchase of Westside Phase II will bring its total number of apartments in that market to 1,014.

Mid-America  Apartment  Communities is a  self-managed  apartment
REIT which owns 20,394 units at 77 properties throughout the southeastern U.S. and Texas.


For further information, contact Simon R. C. Wadsworth: 901-682-6600.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             MID-AMERICA APARTMENT COMMUNITIES, INC.



Date:    April 11, 1997       /s/ Simon R.C. Wadsworth
     -------------------     ---------------------------
                                  Simon R.C. Wadsworth
                                  Executive Vice President
                                  (Principal Financial and Accounting Officer)